Exhibit 99.2

COCA-COLA PLAZA

ATLANTA, GEORGIA

J. ALEXANDER M. DOUGLAS, JR. PRESIDENT, COCA-COLA NORTH AMERICA	P. O. BOX 1734 ATLANTA, GA 30301 —— 404 676-4421 FAX 404-598-4421

June 14, 2016

J. Frank Harrison III

Chairman and Chief Executive Officer

Coca-Cola Bottling Co. Consolidated

4100 Coca-Cola Plaza

Charlotte, NC 28211

Dear Frank,

This letter (“Letter of Intent”) sets forth the general terms and conditions pursuant to which Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly owned subsidiary of The Coca-Cola Company (“TCCC”), or one of its affiliates, will grant certain exclusive territory rights and sell certain distribution and manufacturing assets to, or exchange such assets for like-kind assets with, Coca-Cola Bottling Co. Consolidated (“Bottler”), as further described below:

1. Grant of Exclusive Territory Rights for TCCC Beverages & Comprehensive Beverage Agreement. As part of the transactions described herein (the “Transaction”), CCR will grant Bottler certain exclusive rights for the distribution, promotion, marketing and sale in the Louisa, Kentucky geographic area described in Exhibit A (the “Sub-Bottling Territory”) of TCCC-owned and -licensed beverage products. Such rights will be granted via a Comprehensive Beverage Agreement (the “CBA”) among TCCC, CCR and Bottler in the form currently in effect in the Lead Market Territories (as used herein, the term “Lead Market Territories” refers to the exclusive distribution territories that were transferred/granted to Bottler by CCR during 2014 and the first half of 2015).

2. Sale of Exclusive Territory Rights for Certain Cross-Licensed Brands. CCR will also sell, transfer and assign to Bottler certain exclusive territory rights for the distribution, promotion, marketing and sale in the Sub-Bottling Territory of the cross-licensed brands (if any) then distributed by CCR in the Sub-Bottling Territory (the “Cross-Licensed Brands”). Such sale, transfer and assignment will be via such agreements as are mutually agreed by the parties, including the Distribution APA (as defined below), and will be subject to the consent of third party brand owners.

3. Sale of Distribution Assets and Working Capital. In connection with the grant of the exclusive territory rights referred to in the two preceding sections, CCR will sell, transfer and assign to Bottler certain distribution assets and the working capital associated therewith, all as may be necessary to distribute, promote, market and sell the Covered Beverages (as defined in the CBA), Related Products (as defined in the CBA) and Cross-Licensed Brands in the Sub-Bottling Territory and as will be more particularly described in the Distribution APA. The parties anticipate that the sale of distribution assets and working capital and of the exclusive territory rights for Cross-Licensed Brands described above will be documented in one or more definitive agreements (all such agreements collectively, the “Distribution APA”) in substantially the same form as similar agreements entered into by the parties in past transactions.

4. Exchange of Certain Rights and Assets. In addition to the transaction described above, the parties intend to enter into a transaction that qualifies as a “like kind exchange” under Section 1031 of the United States Internal Revenue Code of 1986, as amended pursuant to which CCR will exchange (a) its exclusive rights to distribute, promote, market and sell Covered Beverages, Related Products and Cross-Licensed Brands in CCR’s current territories set forth on Exhibit B (the “CCR Exchange Territory” and together with the Sub-Bottling Territory, the “CCR Territory”), (b) certain distribution assets and working capital of CCR associated with the rights described in clause (a), and (c) the manufacturing assets and rights associated with CCR’s manufacturing facilities identified on Exhibit C (the “CCR Manufacturing Assets”) (the assets described in clauses (a) - (c) are collectively referred to as the “CCR Exchange Assets”), for (x) Bottler’s exclusive rights to distribute, promote, market and sell Covered Beverages, Related Products and Cross-Licensed Brands in Bottler’s current territories set forth on Exhibit D (the “Bottler Exchange Territory”), (y) certain distribution assets and working capital of Bottler associated with the rights described in clause (x), and (z) the manufacturing assets and rights associated with Bottler’s current Mobile, Alabama manufacturing facility (the assets described in clauses (x) - (z), collectively, the “Bottler Exchange Assets”). Such exchange will be documented in a separate definitive agreement (the “Asset Exchange Agreement”) in substantially the same form as similar agreements entered into by the parties in similar transactions. The parties anticipate continued discussions regarding the potential tax impact and other considerations of the exchange transactions and may mutually agree to restructure portions of the exchange transactions to be completed by way of a purchase transaction instead.

5. Product Supply Arrangements. Bottler (as supplier) will enter into finished goods supply agreements (“FGSAs”) with CCR and other Regional Producing Bottlers (“RPBs”), Expanding Participating Bottlers (“EPBs”) and other participating bottlers (“PBs”) for finished goods that are sourced from the CCR Manufacturing Assets. Supply arrangements for U.S. Coca-Cola Bottlers (as defined in the CBA) that are not RPBs, EPBs or PBs will be covered by a separate agreement with the Coca-Cola North America division of The Coca-Cola Company, similar to the existing Agency Sales Agreement, in a form to be mutually agreed by the parties. The FGSAs to be entered into by Bottler hereunder and by the other RPBs will be in substantially the same form as the FGSAs in effect as of the date hereof in Bottler’s distribution territories granted by CCR in prior transactions between the parties, but will incorporate certain changes in order to reflect the NPSG governance process described in the NPSG Governance Agreement previously executed by the parties and, to the extent applicable, to conform to the RMA (as defined below). The Service Level Agreements attached to each RPB’s FGSAs (including Bottler’s FGSAs) may also incorporate certain changes to reflect the operating capabilities of such RPB and its customers. CCR and Bottler will also enter into an FGSA at each Closing under the Distribution APA to govern the supply to Bottler of finished goods that are sourced from CCR. Any FGSA referred to in this paragraph will be in a form to be agreed between the parties and consistent with the ongoing discussions between CCR, Bottler and other U.S. Coca-Cola Bottlers and consistent with the NPSG Governance Agreement.

6. Participation in System Governance Activities. Bottler and CCR/TCCC intend to implement binding System governance with effect throughout all of Bottler’s distribution territories for Coca-Cola products, to become fully effective in Bottler’s existing distribution territories during 2016. The parties anticipate that their ongoing implementation of System governance will be consistent with their ongoing discussions on this topic, and will include a detailed joint plan for transitioning from current System governance routines and mechanisms to future System governance routines and mechanisms.

7. Economic Participation. As part of the Transaction, Bottler, CCR and TCCC intend to implement arrangements under which Bottler will be provided opportunities to participate economically in (a) the U.S. existing non-DSD businesses, and (b) future non-DSD products and/or business models. The parties currently anticipate that their implementation of such arrangements will be consistent with their ongoing discussions of the topic with such improvements as the parties may mutually agree.

8. Definitive Agreements. The transactions described in this Letter of Intent will be subject to the terms of the Distribution APA (in the case of the distribution aspect of the Transaction), and the Asset Exchange Agreement (in the case of the assets and rights subject to the like kind exchange) as described above (collectively the “Definitive Agreements”). For ease of transition and to manage resources effectively, the parties may mutually agree pursuant to the Definitive Agreements to implement the distribution and manufacturing aspects of the Transaction via a series of separate closings and transitions (each, a “Closing” and, collectively, the “Closings”).

9. Economic Consideration for Sub-Bottling Territory Transaction. In exchange for the grant of exclusive territory rights in the Sub-Bottling Territory for the Covered Beverages and Related Products, the sale of distribution rights in the Sub-Bottling Territory for the Cross-Licensed Brands, and the sale of the distribution assets and working capital as described above, Bottler will pay to CCR: (a) a cash amount that reflects (i) the agreed value of the exclusive territory rights in the Sub-Bottling Territory for the Cross-Licensed Brands (including the distribution assets and working capital applicable thereto), and (ii) the net book value of the other distribution assets and working capital used in the Sub-Bottling Territory, which amount will be payable to CCR at the Closing; and (b) sub-bottling payments for the grant of exclusive rights for the distribution, promotion, marketing and sale of Covered Beverages and Related Products in the Sub-Bottling Territory, which payments will be made to CCR on a regular basis after the Closing. The calculation of such amounts to be paid, and any adjustments to those amounts, will be determined in the same manner as in the most recently executed definitive agreements between the parties for similar transactions.

10. Economic Consideration for Exchange Transaction. To the extent that the agreed value of the CCR Exchange Assets to be acquired by Bottler under the Asset Exchange Agreement is not equal to the agreed value of the Bottler Exchange Assets to be acquired by CCR under the Asset Exchange Agreement, as finally determined thereunder, either CCR or Bottler will be obligated to make a cash payment to the other party equal to the difference.

11. Conditions to Closing. CCR and Bottler each intend to include Closing conditions in the Distribution APA and Asset Exchange Agreement that include, without limitation, the parties’ completion of customary transition activities, the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (to the extent applicable), execution of the CBA (in the case of the Distribution APA), execution of an amendment to Bottler’s Comprehensive Beverage Agreement Form EPB First-Line and Sub-Bottling in effect as of the applicable Closing (in the case of the Asset Exchange Agreement), execution of the applicable FGSA or FGSAs, the grant of applicable third party consents, the parties’ execution of a regional manufacturing agreement (an “RMA”), in substantially the form attached as Schedule 9.4 to the Initial Regional Manufacturing Agreement dated April 29, 2016 by and between TCCC and Bottler, or an amendment to Bottler’s then-existing RMA (in the case of the transfer of the CCR Manufacturing Assets under the Asset Exchange Agreement), and the completion of such other legal agreements as are necessary for the consummation of such transactions. In addition and consistent with past practice in similar transactions, the Definitive Agreements will contain mutually agreeable covenants regarding the satisfactory conduct of due diligence activities prior to the Closing.

12. Anticipated Schedule. The parties anticipate that, shortly after their execution of this Letter of Intent, there may be a joint public announcement by the parties of the Transaction and, subject to applicable regulatory requirements, detailed due diligence and joint integration planning and change management activities will then begin. The parties further anticipate that the Definitive Agreements and other formal legal agreements will be executed during 2017 except for the Definitive Agreements with respect to the Sub-Bottling Territory which the parties anticipate will be executed in the third quarter of 2016. The parties also anticipate that the Closing (and/or Closings) pursuant to the Definitive Agreements will be completed later in 2017 except for the Closing for the Sub-Bottling Territory which the parties anticipate will occur in 2016. Notwithstanding the foregoing, the parties acknowledge and agree that the before mentioned dates are estimates only, and are subject to change based on the parties’ discussions, changing business conditions, and other matters.

13. Board Approvals. This Letter of Intent is subject to the approval processes of the respective parties, including approval of each of their Boards of Directors.

14. Transition Planning Period and Activities. The parties anticipate that, in order to ensure a smooth transition of the distribution business in the CCR Territory and the CCR Manufacturing Assets to Bottler and subject to applicable regulatory requirements, beginning on the date of execution of this Letter of Intent and continuing until the earlier of the termination of this Letter of Intent, execution of the Definitive Agreements, or the final Closing (as applicable), they will engage in a number of joint integration planning and change management activities.

15. Due Diligence; Pre-Closing Activities. The parties anticipate that prior to execution of the Definitive Agreements and continuing until the applicable Closing, Bottler will perform such due diligence on the distribution business and manufacturing facilities as is customary for a transaction of this nature and complexity including, without limitation, in the areas of finance, operations, environmental, legal, tax, and employment, and CCR will provide reasonable and customary access in this regard.

16. Expenses. Except as otherwise expressly agreed by the parties, each party will bear its own fees and expenses incurred in connection with the Transaction, including with respect to any due diligence, negotiation, preparation of documentation, the Closing and legal, accounting, consulting, travel and other similar fees or expenses, whether or not Definitive Agreements are reached.

17. Termination. This Letter of Intent may be terminated: (a) by mutual written consent of CCR and Bottler; or (b) upon written notice by CCR or Bottler to the other party if the Definitive Agreements have not been executed on or prior to December 31, 2017.

18. Non-Binding. This Letter of Intent expresses the present intent of the parties to enter into each Definitive Agreement and supporting operating agreements based on the principal terms and conditions set forth herein. Notwithstanding anything to the contrary contained herein, this Letter of Intent shall not be binding on the parties hereto except as to the captioned sections “Expenses”, “Termination”, “Non-Binding”, “Assignment”, “Amendment; Modification; Waiver”, “Counterparts”, “Confidentiality” and “Governing Law”, which shall be binding and expressly survive any termination hereof.

19. Assignment. This Letter of Intent and the rights and obligations set forth herein shall not be assignable by any party hereto without the prior written consent of the other party hereto. Subject to the preceding sentence, the binding provisions of this Letter of Intent (as noted in the “Non-Binding” section above) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

20. Amendment; Modification; Waiver. This Letter of Intent may not be amended or terminated or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto.

21. Counterparts. This Letter of Intent may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement, and delivery of an executed signature page by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart.

22. Confidentiality. This Letter of Intent is strictly confidential and is covered by the parties’ Confidentiality Agreement – Bottler Discussions relating to System Operational Design Project. Neither this Letter of Intent nor any of its contents may be disclosed by TCCC, CCR or Bottler or any of their respective directors, officers, employees, agents, advisors or representatives, except as permitted in such agreement, and each of the parties will cause such persons not to make any such disclosure.

23. Governing Law. This Letter of Intent will be governed by the laws of the State of Georgia.

Frank, we appreciate your team’s efforts and dedication in our System of the Future work to date. We look forward to continuing to work closely with your team to finalize the Definitive Agreements, close this transaction and move forward with our joint work.

Please acknowledge your acceptance of the terms and conditions of this Letter of Intent by signing where indicated below and returning it to us.

[Remainder of page intentionally left blank; signature page follows]

Very truly yours,

/s/ J. Alexander M. Douglas, Jr.

Agreed to and Accepted

as of the date first written above:

COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ J. Frank Harrison III
	Name:	J. Frank Harrison III
	Title:	Chairman & Chief Executive Officer

Exhibit A

Sub-Bottling Territory

Classified - Confidential

Exhibit B

CCR Exchange Territory

Classified - Confidential

Exhibit C

CCR Manufacturing Facilities

Memphis, TN

West Memphis, AR

Classified - Confidential

Exhibit D

Bottler Exchange Territory

Classified - Confidential